Exhibit 4.1

05724 IRC NUMBER INLAND REAL ESTATE CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND THIS CERTIFICATE IS TRANSFERABLE IN CRANFORD, NJ OR NEW YORK, NY SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RETRICTIONS AND OTHER INFORMATION PAR VALUE $0.01 PER SHARE CUSIP 457461 20 0 THIS CERTIFIES THAT SPECIMEN IS THE OWNER OF FULLY PAID SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF INLAND REAL ESTATE CORPORATION transferable on the books of the Company by the holder hereof in person by duty authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Company's charter and bylaws and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Register. Witness the facsimile seal and the facsimile signatures of the duty authorized officers of the Company. Dated INLAND REAL ESTATE CORPORATION SEAL CORPORATE MARYLAND Secretary President Countersigned and Registered: REGISTRAR AND TRANSFER COMPANY Transister Agent and Registrant By Authorized Signature

The Company will furnish to any stockholder, on request and without charge, a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Company has authority to issue and, if the Company is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. Such request may be made to the Secretary of the Company at its principal office. Restrictions Relating to Qualification as a Real Estate Investment Trust The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the charter of the Company, no Person may Beneficially Own shares of Equity Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Company) of the number or value of the outstanding Equity Stock of the Company (unless such Person is an Existing Holder) is in violation of the restrictions on transfer. Any Person who purports or proposes to Beneficially Own shares of Equity Stock in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Company) of the number or value of the outstanding Equity Stock of the Company (unless such Person is an Existing Holder) is in violation of the restrictions on transfer. Any Person who purports or proposes to Beneficially Own shares of Equity Stock in excess of the above limitations must notify the Company in writing immediately, in the case of the purported Transfer, and at least 15 days prior to a proposed Transfer. All capitalized terms in this legend have the meanings defined in the charter of the Company, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as shares of Excess Stock which will be held in trust by the Company subject to the Company's rights under the charter, including the Company's right to purchase shares of Excess Stock. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT— Custodian (Cost) (Minor) under Uniform Gifts to Minors Act (Stale) Additional abbreviations may also be used though not in the above list: FOR VALUE RECEIVED, HEREBY SELL, ASSIGN AND TRANSFER L PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee) shares of common stock of the Company represented by the within Certificate, and do hereby irrevocably constitute and appoint the transfer agent to transfer the said shares on the books of the within named Company with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PART: 1, WITHOUT ALTERATION OR ENLARGEMENT OR ANY (1-1010E WHATEVER SIGNATURE(S) GUARANTEED• THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad.15,